UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 19, 2012
BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

BancFirst Corporation completes the sale of an investment for a significant gain.

On January 19, 2012, Council Oak Investment Corporation, a wholly-owned subsidiary of BancFirst, has completed the sale of one of its investments that resulted in a pretax gain of approximately $4.5 million. After related expenses and income taxes, the increase in net income approximated $2.6 million or $0.17 per share on a fully diluted basis.  The gain will be included in first quarter 2012 earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION (Registrant)

January 19, 2012	/s/ Joe T. Shockley, Jr.
Joe T. Shockley, Jr.
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)